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                                                                  Exhibit (23)-1


                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


The Banc Corporation
Birmingham, Alabama

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan of our report dated March 15, 2005 relating to the consolidated financial statements of The Banc Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
March 14, 2005